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                                                                  EXHIBIT 10.13C

                            THIRD AMENDMENT TO LEASE


        This Third Amendment To Lease ("Amendment") is made and entered into this 10th day of March, 2000, by and between MONY Life Insurance Company, a New York corporation (hereinafter called "Landlord"), and Timeline, Inc., (hereinafter called "Tenant").

                                    RECITALS

                A. Landlord and Tenant have entered into that certain Lease dated September 8, 1995 as amended June 27, 1996, and on March 20, 1999, (the "Lease") with respect to the leasing of 12,354 net rentable square feet of space known as Suite 106 (the "Premises") in the building located at 3055 112th NE, Bellevue, Washington ("Building"). Any capitalized terms used herein and not otherwise defined shall have the same meaning as in the Lease.

                B. Landlord and Tenant now desire to enter into this Amendment to amend the Lease in order to increase the Term pursuant to the terms provided herein.

        NOW THEREFORE, in consideration of the mutual covenants and agreements contained in the Lease and in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby further covenant and agree as follows:

                                    AGREEMENT

                1. Effective May 1, 2001, ("Effective Date"), the following sections of the Lease shall be amended as provided below:

                        a. Monthly Rental. Section IV.A. and the Rental Schedule contained in Exhibit D of the Lease shall be amended to change the Monthly Rental payable under the Lease to that specified in the following schedule:

                        The total Monthly Rental for the entire term is equal to $1,079,799.04 and shall be payable monthly in accordance with the provisions of the Lease in installments as set forth below:

                        Months                Monthly Rental
                        ------                --------------
                        5/1/01 - 4/30/02      $28,826.00
                        5/1/02 - 4/30/03      $29,979.00
                        5/1/03 - 4/30/04      $31,178.17

                        b. Base Operating Expense Section I. J. Effective May 1, 2001 the Base Operating Expense shall be adjusted to reflect the actual amount for 2001.


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                        c. Tenant Improvements Exhibit C. The Construction Work
                        Letter shall be replaced with the following understanding: Tenant accepts the Premises in "where-is" "as-is" condition with all faults. Landlord agrees to have the Premises painted using building standard paint and the carpets professionally cleaned at a time mutually agreeable to Tenant and Landlord after May 1, 2001.

                2. Brokers & Agents. Tenant warrants and represents that it has not dealt with any real estate broker or agent other than NONE in connection with this Lease or its negotiation. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant. Further, Tenant agrees that Landlord shall not be responsible for, and Tenant shall indemnify and hold Landlord harmless from and such liability for compensation, commission or fees claimed by any real estate broker or agent representing Tenant in connection with any renewal, extension modification or other matter relating to this Lease.

                3. Ratification. Except as hereby amended, all terms and conditions of the Lease shall remain unchanged and Landlord and Tenant hereby acknowledge and confirm that the same are in full force and effect.

                4. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the subject matter hereof and can be changed only by an instrument in writing executed by both Landlord and Tenant.

                5. Conflict of Terms. In the event that there is any conflict or inconsistency between the terms and conditions of the Lease and those of this Amendment, the terms and conditions of this Amendment shall control and govern the rights and obligations of the parties.

        IN WITNESS WHEREOF, Landlord and Tenant caused this agreement to be duly executed effective the day and year first above written.

"TENANT"                                         "LANDLORD"

Timeline, Inc., a Washington corporation.        MONY Life Insurance Company,
                                                 a New York corporation.

By: /s/ Charles R. Osenbaugh                     By: /s/ Mark E. Novack

Its: President                                   Its:

                                                 Mark E. Novack, Assistant Vice
                                                 President


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                                    EXHIBIT A



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